UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 21, 2010

SRS LABS, INC.

 (Exact Name of registrant as specified in its charter)

Delaware	0-21123	33-0714264
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2909 Daimler Street Santa Ana, California	92705
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 442-1070

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders

(a)   SRS Labs, Inc. (the “Company”) held its 2010 Annual Meeting of Stockholders (the “Annual Meeting”) on June 21, 2010.

(b)   Proposal 1:  At the Annual Meeting, the Company’s stockholders elected David R. Dukes as the Class II director to the Board of Directors to serve a three year term expiring at the 2013 Annual Meeting of Stockholders or until his successor is elected and qualified.  Mr. Dukes received affirmative votes from more than a majority of the votes cast.  The tabulation of the votes cast for the election of David R. Dukes was as follows:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
David R. Dukes	9,274,119	313,183	4,440,376

Proposal 2:  At the Annual Meeting, the Company’s stockholders approved an amendment to the SRS Labs, Inc. 2006 Stock Incentive Plan to increase the number of shares of Company’s common stock available for issuance thereunder by 1,000,000 shares.  The tabulation of votes was as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
6,622,947	3,945,089	19,267	3,440,375

Proposal 3:  At the Annual Meeting, the stockholders also voted to ratify the appointment of Squar, Milner, Peterson, Miranda & Williamson, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2010.  The tabulation of votes was as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
13,971,017	30,164	26,497	N/A

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SRS LABS, INC.,
a Delaware corporation

Date: June 21, 2010
	By:	/S/ THOMAS C.K. YUEN
Thomas C.K. Yuen
Chairman of the Board and Chief Executive Officer